Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of TruBridge, Inc. (the "Company") on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher L. Fowler, President and Chief Executive Officer of the Company, and Vinay Bassi, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2025

/s/ Christopher L. Fowler
Christopher L. Fowler
President and Chief Executive Officer

/s/ Vinay Bassi
Vinay Bassi
Chief Financial Officer